Exhibit 10.21

                        Texas Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective this ____ day of March, 2006, by and between Agribiofuels, LLC, a Texas Limited Liability Company ("Landlord") and Seaberg Rice, Inc. ("Tenant").

Landlord is the owner of land and improvements commonly known and numbered as eighteen acres more or less on Seaburg Industrial Road, Dayton, TX and legally described as follows (the "Property"): 18.8147 acres, more or less, out of Lots 26, 27, 44 and 45 of the Maysville Addition in the City of Dayton in the South Liberty Town League, A-358, Liberty County, Texas according to the plat thereof recorded in Volume N, Page 616 of the Deed Records of Liberty County, Texas.

Landlord makes available for lease a portion of the Property designated as that section of the Property currently occupied by the Tenant for the purposes of operating a rice milling and feed processing plant (the "Leased Premises"). The Leased Premises shall consist of that area (at the time of this writing) upon which the rice milling and feed plant rests, the loading and unloading facilities connected to the plant, and that office on the south side of the 9700 square foot office building on the property which at this time the Tenant uses. A copy of the plat with the Leased Premises highlighted is attached to this lease as "Exhibit A". A copy of the office building floorplan with the Leased Premises highlighted is attached to this lease as "Exhibit B".

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.
   -----

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning on the above date and ending in three years. Additionally, there is marked on Exhibit B an area of office space and common space which shall be leased for a term of one year. Landlord shall use its best efforts to give Tenant possession as nearly as possible at the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

2. Rental.
   -------

Tenant shall pay to Landlord during the Initial Term rental of thirty thousand dollars per year, payable in installments of two thousand five hundred dollars per month. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 1970 South Starpoint Dr., Houston, Texas 77032 or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

3. Sublease and Assignment
   -----------------------

Tenant shall have the right without Landlord's consent, to assign this Lease to a corporation with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets. Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent, such consent not to be unreasonably withheld or delayed.

4. Repairs
   -------

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for, in the case of the leased office space, major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease. All repairs, whether routine, major mechanical or to the roof of the milling and feed processing plant are the sole responsibility of the Tenant.

5. Damage to the Plant
   -------------------

If, through no fault or negligence of the Tenant or Landlord, the milling and feed portion of the Leased Premises shall be damaged by fire or other casualty to the extent that it becomes wholly untenantable, the rent shall cease until such time as said premises shall have been repaired by the Tenant, or if in the case the damage to the premises is in the opinion of the Landlord and Tenant so extensive as to be infeasible to repair in a timely or economic manner, then the rent shall be paid only up to the time of such destruction or damage, and this lease shall become void from such time.

6. Alterations and Improvements
   ----------------------------

Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

7. Permits
   -------

Tenant shall maintain all government permits, whether federal, state or local, required for the operation of its business, at its sole expense. Landlord shall likewise be responsible for permits required by its own operations. Both parties agree that they shall not unreasonably withhold their cooperation from the other party's attempt to obtain such permits.

8. Compliance with Law
   -------------------

Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Leased Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Leased Premises or applicable to the Leased Premises or other portions of the Property and arising out of any use being conducted in or on the Leased Premises or arising out of any work performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Property nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Property nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount acceptable to Landlord.

9. Hazardous Materials
   -------------------

Tenant shall not introduce or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or to transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials. This paragraph shall not prohibit Tenant from storing and using fungicidal or pesticide fumigants used in the production, handling and storage of grain for which the Tenant has all required permits to purchase, use and store, or minimal quantities of cleaning fluids, photocopy toner and other products or substances which may constitute Hazardous Materials, but which are customarily present in or about premises devoted to administrative office uses provided (i) that such use, including storage and disposal thereof, by Tenant is in strict compliance with all Environmental Laws and the manufacturer's instructions and recommendations for the safe use and disposal of such products, and (ii) Tenant follows the highest recognized standard of care with respect to the use and disposal of such products.

Tenant agrees that if Tenant or any of Tenant's employees, agents, contractors or invitees shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, Tenant shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant's disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant's use of the Premises and, in particular, to Tenant's use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys' fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises by Tenant or Tenant's employees, agents, contractors or invitees, or (ii) Tenant's failure or the failure of any of Tenant's employees, agents or contractors to comply with any Environmental Laws. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.8, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term "HAZARDOUS MATERIALS" shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term "ENVIRONMENTAL LAWS" shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

10. Indemnification
    ---------------

Tenant shall save Landlord harmless, and exonerate and indemnify Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of nuisance or injury, death, damage or loss to person or property in or upon the Leased Premises and/or the Property (a) arising out of the use or occupancy of the Leased Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees, contractors, vendors, suppliers, invitees and customers of Tenant), (b) arising out of labor disputes with Tenant's employees or strikes, picketing or other similar actions, or (c) on account of or based upon anything whatsoever done on or occurring in the Premises during the term of this Lease except if the same were caused by the negligence or willful misconduct of Landlord, its agents, servants or employees. In respect of the matters set forth above, Tenant shall indemnify Landlord (and such others as are in privity of estate with Landlord) from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon.

11. Property Taxes.
    ---------------

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises. The Tenant shall provide Landlord with any documentation of Tenant's operations on the Property which may assist the Landlord in receiving a favorable property tax designation or property value.

12. Insurance.
    ----------

A. If the Leased Premises or any other part of the Property is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance only on the office space portion of the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises. Tenant shall maintain fire and extended coverage insurance covering, at its expense, all portions of the Leased Premises not covered by the Landlord's coverage in this subsection.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Property with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least
(10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Property.

13. Utilities.
    ----------

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Landlord hereby informs Tenant that Landlord intends to connect the Property to Dayton City water and sewer service, and Tenant agrees that, if required by the City of Dayton (or any other government authority authorized to provide water or sewer service) Tenant will connect to such service and shall pay all charges for water and sewer.

14. Signs.
    ------

Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

15. Entry.
    ------

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

16. Parking.
    --------

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Property, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas within the Property or in reasonable proximity thereto, for Tenant and Tenant's agents and employees.

17. Default.
    --------

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for fifteen
(15) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

18. Quiet Possession.
    -----------------

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

19. Condemnation.
    -------------
If any legally, constituted authority condemns the Property or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

20. Subordination.
    --------------

Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Leased Premises, or upon the Property and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Property, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In the event that Tenant should fail to execute any instrument of subordination herein require d to be executed by Tenant promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

21. Notice.
    -------

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

If to Landlord to:

Agribiofuels, LLC

1970 South Starpoint Drive

Houston, Texas 77032

If to Tenant to:

Seaberg Rice, Inc.

P.O. Box 100

Dayton, TX 77535

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

22. Brokers.
    --------

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this Lease.

23. Waiver.
    -------

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

24. Headings.
    ---------

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

25. Successors.
    -----------

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

26. Performance.
    ------------

If there is a default with respect to any of Landlord's covenants, warranties or representations under this Lease, and if the default continues more than fifteen
(15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing installment or installments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lessor of twelve percent (12%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant's receiving full reimbursement, Landlord shall pay the unreimbursed balance plus accrued interest to Tenant on demand.

27. Final Agreement.
    ----------------

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

28. Governing Law.
    --------------

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Texas.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

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Agribiofuels, LLC
By:
   ---------------------------
Title:
      ------------------------


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[tenant]
By:
   ---------------------------
Title:
     -------------------------